UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 21, 2025

FIRSTSUN CAPITAL BANCORP
(Exact name of registrant as specified in its charter)

Delaware	333-258176	81-4552413
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
1400 16th Street, Suite 250
Denver, Colorado 80202
(Address of principal executive offices and zip code)

(303) 831-6704
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.0001 Par Value	FSUN	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17CFR § 230.405) or 12b-2 of the Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
Amendment No. 6 to the Stockholders’ Agreement
FirstSun Capital Bancorp (the “Company”) is party to a Stockholders’ Agreement with certain of its stockholders dated as of June 19, 2017, as amended (the “Stockholders’ Agreement”).
The form of Stockholders’ Agreement, and all amendments to date, are filed or incorporated by reference as Exhibits 4.3, 4.4., 4.5, 4.8, 4.9 and 4.10 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 (the “2023 Form 10-K”) and filed with the Securities and Exchange Commission on March 7, 2024, and are incorporated herein by this reference. For a description of the terms and conditions of the Stockholders’ Agreement, as amended, see Item 13, “Certain Relationships and Related Transactions, and Director Independence” beginning on page 170 of the 2023 Form 10-K, under the heading “—Stockholders’ Agreement,” which description is incorporated herein by reference.
Certain provisions of the Stockholders Agreement terminated on July 11, 2024, effective upon the Company’s listing of its common stock on The Nasdaq Stock Market LLC. Effective as of February 21, 2025, Amendment No. 6 to the Stockholders’ Agreement (“Amendment No. 6”) was executed, which provides that the Stockholders’ Agreement was terminated in its entirety as of February 21, 2025.
Entry into Board Representative Letter Agreements
The Stockholders’ Agreement provided nine stockholders with board representation rights that continued notwithstanding the listing of the Company’s common stock on The Nasdaq Stock Market LLC. In connection with the termination of the Stockholders’ Agreement, the Company entered into new letters with four of the nine stockholders to provide them with similar board representation rights. Specifically, the Company entered into Board Representative Letter Agreements dated as of February 21, 2025, with each of JLL/FCH Holdings I, LLC, Aquiline SGB Holdings LLC, trust stockholders associated with Mollie H. Carter, and trust stockholders associated with Karen H. Young (each, an “Investor”) that provides the Company will use its best efforts to cause an individual designated for nomination by the Investor to be elected or appointed to the board of directors of the Company and will recommend to its stockholders the election of such individual designated at the applicable stockholders’ meetings of the Company. In addition, to the extent the Investor does not have a board representative currently serving on the board of directors, the Investor may appoint an individual as a nonvoting observer to the board of directors. Such nomination and observer rights continue for so long as the applicable Investor owns at least 40% of the total shares held by the Investor as of the date of the Board Representative Letter Agreement. The five stockholders that formerly had board representation rights under the Stockholders’ Agreement did not receive similar rights under the new Board Representative Letter Agreements because they either: had lost that right or did not request and relinquished their rights.
The foregoing description of Amendment No. 6 and the Board Representative Letter Agreements are not complete and are subject to and qualified in their entirety by reference to the full text of such agreements, copies of which are included, respectively as Exhibit 4.1 and Exhibit 4.2 to this Current Report on Form 8-K.
Item 1.02     Termination of a Material Definitive Agreement.
The information set forth in Item 1.01 regarding the termination of the Stockholders’ Agreement is incorporated herein by this reference.

Item 9.01     Financial Statements and Exhibits.
(d) The following exhibit index lists the exhibits that are either filed or furnished with this Current Report on Form 8-K:
EXHIBIT INDEX

Exhibit Number	Description
4.1	Amendment No. 6 to Stockholders’ Agreement

4.2	Form of Board Representative Letter Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRSTSUN CAPITAL BANCORP

Date: February 25, 2025	By:	/s/ Neal E. Arnold
	Name:	Neal E. Arnold
	Title:	Chief Executive Officer